Exhibit 23.4
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, with respect to the consolidated financial statements of Youth and Family Centered Services, Inc. and Subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-4/A) and related Prospectus of Acadia Healthcare Company, Inc. for the registration of 5,297,022 shares of its common stock.
/s/ Ernst & Young LLP
Austin, Texas
September 21, 2011